                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                 AMENDED AND RESTATED
                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                           Date of Report:  April 13, 1997

                   AmeriCredit Automobile Receivables Trust 1997-A
                (Exact Name of Registrant as specified in its charter)


     UNITED STATES                    333-17981                88-0359494
----------------------------   ------------------------  ----------------------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                    Identification Number)


                              c/o AmeriCredit Financial
                                    Services, Inc.
                             Attention:  Daniel E. Berce
                                  200 Bailey Avenue
                                Fort Worth, TX  76107
                                (Address of Principal
                                  Executive Office)

                                    (817) 332-7000
                              Registrant's phone number

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Item 5.       Other Events

    Information relating to distributions to Note and Certificate holders for the March, 1997, Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of March 1, 1997 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

    Commission File Number was incorrectly reflected on initial filing (33-98620) made in April 1997; Amended and Restated filing reflects correct Commission File Number of 333-17981. No other changes or revisions made to initially filed report.

Item 7.       Financial Statements, Exhibits

    Exhibit No.         Exhibit
    -----------         -------
         1.             Servicer's Certificate for the March, 1997 Collection
                        Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.

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                                    EXHIBIT INDEX


    Exhibit
    -------
       1. Servicer's Certificate for the March, 1997 Collection Period relating to the Notes and Certificates issued by the Registrant.

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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1997-A

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/ Daniel E. Berce
    Daniel E. Berce
    Vice Chairman and
    Chief Financial Officer



April 13, 1997